UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: March 22, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 applied for
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 100
                           297 Kingsbury Grade
                        Lake Tahoe, NV 89449-4470
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2010, the registrant entered into an asset purchase agreement with Power Mining Ventures, Inc. Pursuant to the agreement, Power Mining sold a 100% net revenue interest in certain mineral lease interests for the exploration of minerals in three lithium brine
projects located in southwestern Australia.   Additionally, Power
Mining pledged a 2% Net Smelter Return Royalty on the property to a
third party.  1% of which can be purchased for $1,000,000.   The NSR
will be payable upon commencement of commercial production, at which time a more formal agreement concerning NSR will be entered into. The registrant issued 2,400,000 restricted common shares for the lease interests.


ITEM 2.01  COMPLETION OF ACQUISITIION OR DISPOSITION OF ASSETS

The transaction described in Item 1.01 closed on March 22, 2010.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the asset purchase agreement, the registrant issued Power Mining 2,400,000 restricted common shares. The common shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Asset Purchase Agreement dated March 22, 2010


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Corporate Officer